Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	March 15, 2012
Executive Vice President
and Chief Financial Officer
(310) 481-8484
or
Michelle Ngo
Vice President and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION TO REDEEM ALL OUTSTANDING SHARES OF 7.80% SERIES E AND 7.50% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK

LOS ANGELES, March 15, 2012 — Kilroy Realty Corporation (NYSE: KRC) today announced that it intends to redeem all of its 1,610,000 outstanding shares of 7.80% Series E Cumulative Redeemable Preferred Stock (NYSE: KRC-PRE) and all of its 3,450,000 outstanding shares of 7.50% Series F Cumulative Redeemable Preferred Stock (NYSE: KRC-PRF).  The shares of Series E Preferred Stock and Series F Preferred Stock will be redeemed at a redemption price of $25.00 per share, plus accumulated and unpaid dividends up to and including the redemption date of April 16, 2012, and dividends on the shares of Series E Preferred Stock and Series F Preferred Stock will cease to accrue on such date.  On or after April 16, 2012, the only remaining rights of the holders of shares of Series E Preferred Stock and Series F Preferred Stock will be to receive payment of the redemption price, plus accumulated and unpaid dividends up to and including the redemption date.

The Notice of Redemption and related materials will be mailed to holders of shares of Series E Preferred Stock and the Series F Preferred Stock on or around March 15, 2012.  As specified in the Notice of Redemption, payment of the redemption price will be made only upon presentation and surrender of the certificates representing the shares of Series E Preferred Stock and Series F Preferred Stock during normal business hours at one of the following locations of the redemption agent, Computer Shareholder Services LLC.  If delivered by mail, certificates should be sent to BNY Mellon Shareowner Services, Attn: Corporate Action Dept., P.O. Box 3300, South Hackensack, NJ  07606-1900 and if delivered by overnight courier or by hand, to BNY Mellon Shareowner Services, Attn: Corporate Action Dept., 480 Washington Blvd., 27th Floor, Jersey City. NJ  07310. Questions relating to the Notice of Redemption and related materials should be directed to Computer Shareholder Services LLC, telephone number (800) 777-3674.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on the Company’s current expectations, beliefs and assumptions, and are not guarantees of future performance.  Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of the Company’s control.  Accordingly, actual events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or outcomes.  Numerous factors could cause actual future events to differ materially from those indicated in the forward-looking statements, including, among others:  the ability of the Company to successfully redeem shares of its presently outstanding preferred stock The factors included in this press release are not exhaustive and additional factors could adversely affect the Company’s business and financial performance.  For a discussion of additional risk factors, see the factors included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and the Company’s other filings with the Securities and Exchange Commission.  All forward-looking statements are based on currently available information and speak only as of the date on which they are made.  The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the office and industrial submarkets along the West Coast.  For over 60 years, KRC has owned, developed, acquired and managed real estate assets, consisting primarily of Class A real estate properties in the coastal regions of Los Angeles, Orange County, San Diego County, the San Francisco Bay Area and greater Seattle.  At December 31, 2011, KRC owned approximately 11.4 million rentable square feet of commercial office space and 3.4 million rentable square feet of industrial space.

###